TENTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This tenth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of December 13, 2017 by and between American Century ETF Trust (“Trust”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of June 29, 2021 (the “Effective Date”).

WHEREAS, the Trust and Foreside (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of eight Funds; and

WHEREAS, Section 8(d) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects the addition of American Century Multisector Income ETF, American Century Emerging Markets Bond ETF, American Century Select High Yield ETF, American Century Sustainable Growth ETF, Avantis Emerging Markets Value ETF, Avantis International Large Cap Value ETF, Avantis Real Estate ETF and Avantis U.S. Large Cap Value ETF.

3.Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

American Century ETF Trust            Foreside Fund Services, LLC

By:    /s/ Ryan L. Blaine                By:    /s/ Mark A. Fairbanks
    Ryan L. Blaine                    Mark A. Fairbanks, Vice President                        Assistant Vice President

EXHIBIT A

As of June 29, 2021

American Century Diversified Corporate Bond ETF
American Century Diversified Municipal Bond ETF
American Century Emerging Markets Bond ETF
American Century Focused Dynamic Growth ETF
American Century Focused Large Cap Value ETF
American Century Low Volatility ETF
American Century Mid Cap Growth Impact ETF
American Century Multisector Income ETF
American Century Quality Convertible Securities ETF
American Century Quality Diversified International ETF
American Century Quality Preferred ETF
American Century Select High Yield ETF
American Century STOXX U.S. Quality Value ETF
American Century STOXX U.S. Quality Growth ETF
American Century Sustainable Equity ETF
American Century Sustainable Growth ETF
Avantis Core Fixed Income ETF
Avantis Core Municipal Fixed Income ETF
Avantis Emerging Markets Equity ETF
Avantis Emerging Markets Value ETF
Avantis International Equity ETF
Avantis International Large Cap Value ETF
Avantis International Small Cap Value ETF
Avantis Real Estate ETF
Avantis Short-Term Fixed Income ETF
Avantis U.S. Equity ETF
Avantis U.S. Large Cap Value ETF
Avantis U.S. Small Cap Value ETF